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Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
FLOATING RATE ENHANCED CAPITAL
ADVANTAGED PREFERRED SECURITIES ("ECAPSSM")
(LIQUIDATION AMOUNT $1,000 PER TRUST PREFERRED SECURITY)
OF

LEHMAN BROTHERS HOLDINGS E-CAPITAL TRUST I

        As set forth in the Prospectus, dated                        , 2006 (the "Prospectus"), of Lehman Brothers Holdings E-Capital Trust I (the "Trust"), Lehman Brothers Holdings E-Capital LLC I (the "LLC") and Lehman Brothers Holdings Inc. (the "Corporation") under the caption "The Exchange Offer—Procedures for Tendering Old Trust Preferred Securities—Guaranteed Delivery" and in Instruction 1 to the related Letter of Transmittal (the "Letter of Transmittal"), this form must be used to accept the offer to exchange the Trust's Floating Rate Enhanced Capital Advantaged Preferred Securities (the "New Trust Preferred Securities") for a like liquidation amount of the Trust's outstanding Floating Rate Enhanced Capital Advantaged Preferred Securities (the "Old Trust Preferred Securities") by Holders who wish to tender their Old Trust Preferred Securities and (i) whose certificate (or certificates) representing such Old Trust Preferred Securities is (or are) not immediately available, or (ii) who cannot deliver their Old Trust Preferred Securities, the Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedures for delivery of their Old Trust Preferred Securities by book-entry transfer on or prior to the Expiration Date. This form must be delivered by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. Capitalized terms used herein but not defined herein have the meanings given to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON            , 2006, UNLESS EXTENDED

The Exchange Agent is:
JPMORGAN CHASE BANK, N.A.

By Hand: JPMorgan Chase Bank, N.A. 4 New York Plaza, 1st Floor New York, NY 10004 Attention: Worldwide Securities Services Window	By First Class, Registered or Certified Mail: JPMorgan Chase Bank, N.A. P.O. Box 2320 Dallas, TX 75221-2320 Attention: Worldwide Securities Services
By Express Delivery only: JPMorgan Chase Bank, N.A. 2001 Bryan St., 10th Floor Dallas, TX 75201 Attention: Worldwide Securities Services	By Facsimile Transmission (for Eligible Institutions only): (214) 468-6494 Attention: Frank Ivins
For Information Call: (214) 468-6464	Confirm by Telephone: 1-800-275-2048

        Delivery of this instrument to an address other than as set forth above or transmission via a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Notice of Guaranteed Delivery and in the related Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery and the Letter of Transmittal are completed.

Ladies and Gentlemen:

        The undersigned hereby tenders for exchange to the Trust upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Trust Preferred Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer—Procedures for Tendering Old Trust Preferred Securities—Guaranteed Delivery" and in Instruction 1 to the Letter of Transmittal.

        The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2006, unless extended by the Corporation. The term "Expiration Date" means 5:00 p.m., New York City time, on            , 2006, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. The undersigned understands and acknowledges that tenders of Old Trust Preferred Securities may not be withdrawn after Expiration Date.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.

SIGNATURE

x	Date:
x	Date:
Signature(s) of Registered Holder(s) or Authorized Signatory
Area Code and Telephone Number:
Name(s)	(Please Print)
Capacity (full title, if signing in a fiduciary or representative capacity):

Address:	(Including Zip Code)
Taxpayer Indemnification or
Social Security No:
Aggregate Liquidation Amount of Old Trust Preferred Securities Tendered (must be in denominations of $100,000 and integral multiples of $1,000 in excess thereof):
$
Certificate Number(s) of Old Trust Preferred Securities (if available):
Aggregate Liquidation Amount Represented by Certificate(s):
$
IF TENDERED OLD TRUST PREFERRED SECURITIES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE DEPOSITORY TRUST COMPANY ("DTC") ACCOUNT NUMBER AND TRANSACTION CODE NUMBER (if available) :
Account No.
Transaction No.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or entity identified as an "eligible guarantor institution" within the meaning of Rule l7Ad-l5 promulgated under the Securities Exchange Act of 1934, as amended (a "Qualified Institution"), hereby guarantees deposit with the Exchange Agent of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Trust Preferred Securities in proper form for transfer, or confirmation of the book-entry transfer of such Old Trust Preferred Securities into the Exchange Agent's account at DTC, as described in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering Old Trust Preferred Securities—Book-Entry Transfer" and other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange, Inc. trading day after the date of execution of this Notice of Guaranteed Delivery.

Name of Qualified Institution:
Authorized Signature
Address:	Name:
Title:
Area Code and Telephone No.:	Date:

        NOTE: DO NOT SEND OLD TRUST PREFERRED SECURITIES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD TRUST PREFERRED SECURITIES MUST BE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS

        1.     Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents is at the election and sole risk of the tendering holder of Old Trust Preferred Securities, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, Holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery on or prior to the Expiration Date. For a description of the guaranteed delivery procedures, see the Prospectus under "The Exchange Offer—Procedures for Tendering Old Trust Preferred Securities—Guaranteed Delivery" and Instruction 1 to the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered holder of the Old Trust Preferred Securities tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.

        If this Notice of Guaranteed Delivery or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or other persons acting in fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Corporation, in its sole discretion, of such persons' authority to so act.

        3.     Questions, Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front of this Notice of Guaranteed Delivery. Additional copies of the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee or custodian.

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Form of Notice of Guaranteed Delivery